UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant                                                                /X/
Filed by a Party other than the Registrant                        /_/

Check the appropriate box:
/_ /           Preliminary Proxy Statement.
/_ /           Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
/X/           Definitive Proxy Statement.
/_/           Definitive Additional Materials.
/_/           Soliciting Material Pursuant to § 240.14a-12.

American Energy Production, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

           /X/           No fee required.
           /_/           Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
                      (1) Title of each class of securities to which transaction applies:
                      (2) Aggregate number of securities to which transaction applies:
                      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                      (4) Proposed maximum aggregate value of transaction:
                      (5) Total fee paid:
           /_/           Fee paid previously with preliminary materials.
           /_/           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                      (1) Amount Previously Paid:
                      (2) Form, Schedule or Registration Statement No.:
                      (3) Filing Party:
                      (4) Date Filed:

American Energy Production, Inc.
6073 Highway 281 South
Mineral Wells, TX 76067

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On August 17, 2007

To the Shareholders of American Energy Production, Inc.:

           NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of American Energy Production, Inc. (the “Company”), a Delaware corporation, will be held at the Best Western Club House Inn & Suites, located at 4410 Highway 180 E, Mineral Wells, TX 76067 on August 17, 2007 at 10:00 a.m. Mineral Wells time, for the following purposes:

1.	Approve a reverse stock split of the issued and outstanding shares of the Company’s Common Stock by a ratio of one-for-twenty five; and

2.	To transact any and all other business that may properly be presented at the Special Meeting or any adjournments, thereto.

The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting.  The Company’s Board has approved the proposal and recommends that you vote FOR the proposal.

A copy of the Company’s 2006 Form 10-K is enclosed for your review.

The close of business on July 9, 2007 has been fixed as the record date for determining Shareholders entitled to notice of, and to vote at the Special Meeting or any adjournment thereof.  The enclosed proxy card is being solicited on behalf of the Board of Directors of the Company.

           You are cordially invited to attend the Special Meeting.  You may vote your shares either: (1) in person at the Special Meeting; (2) by telephone; (3) via the Internet; or (4) by completing, signing, dating and returning the accompanying proxy card in the enclosed self-addressed stamped envelope.  Specific instructions for voting by telephone or via the Internet are on the accompanying proxy card.  You may revoke your proxy at any time prior to the Special Meeting.  If you decide to attend the Special Meeting and wish to change your vote, you may do so by voting in person at the Special Meeting.  Prompt response by you, our Shareholders, will reduce the time and expense associated with solicitation.

By Order of the Board of Directors
American Energy Production, Inc.

/s/ Charles Bitters
Charles Bitters, President and CEO

TABLE OF CONTENTS

Questions and Answers About the Special Meeting and Proxy Statement	4
Proxy Statement Information	9
Proposal	13
Additional Information	17
Form of Proxy	18

Questions and Answers about the Special Meeting and the Proxy Statement

Q: Why did you send me this proxy statement?
A: We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your vote for use at our Special Meeting of Shareholders.

This proxy statement provides information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card.

Q: What is the time and place of the special meeting?
A: The special meeting will be held at the Best Western Club House Inn & Suites, located at 4410 Highway 180 E, Mineral Wells, TX 76067 on August 17, 2007 at 10:00 a.m. Mineral Wells time.

Q: What am I being asked to vote on?
A: You are being asked to vote on the approval of a proposed amendment to our Articles of Incorporation for a reverse stock split of the issued and outstanding shares of the Company’s Common Stock by a ratio of one-for-twenty five.

Q: What is a reverse stock split?
A: A reverse stock split is very similar to a stock split. In a reverse stock split, however, the number of shares you own is reduced by the split ratio and the market price per share in theory is increased accordingly.

Q: Why is the Company implementing a reverse stock split?
A: Our Board believes that effecting a one-for-twenty five reverse stock split at this time is in the best interest of shareholders and for the following primary reasons:

•	First, our Board believes that we have an insufficient number of unissued shares to allow for capital to be obtained from the investment community and to allow for subsequent growth.
•
Second, our Board believes that the current market price of our Common Stock may impair its acceptability to many investors, including institutional investors, professional investors and other members of the investing public and that the reverse stock split will encourage greater interest in our Common Stock by the investment community.

•
Third, our Board also believes that potential executives and other employees may be less likely to consider working for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per-share market price of our Common Stock (of which there can be no assurance), the Board believes this increase could enhance our Company’s ability to attract and retain key executives and other employees.

•	Fourth, to the extent that the reverse stock split does succeed in attracting more investor interest in the stock, shareholders may also benefit from improved trading liquidity of the stock.

Q: What is the effect of implementing a reverse split?
A: Our Articles of Incorporation will be amended by filing Amended and Restated Articles of Incorporation with the Delaware Secretary of State in accordance with General Corporation Law of the State of Delaware.

As a result of the reverse stock split, each twenty-five shares of our outstanding and issued common stock will be reclassified and combined into one share of our common stock.

In addition, upon effectiveness of the reverse stock split, the total number of our common stock outstanding will be proportionately reduced from 494,170,082 shares to approximately 19,766,803 shares (excluding the option for 3,500,000 shares of Preferred Stock to convert into 10,500,000 shares of our Common Stock).

Finally, it is anticipated that the price per share of our common stock will increase to reflect the effect of the reverse stock split.  Our stock price tends to be volatile, and it is not possible to predict the post-reverse stock split price exactly, but it should be approximately twenty-five times the pre-reverse stock split price. (For example, if our common stock closes at $0.05 per share immediately preceding the reverse stock split, it should trade on at about $1.25 per share post-reverse stock split.  However, the actual price could, of course, be higher or lower.

The reverse stock split will NOT:

•	Affect any shareholder's percentage ownership interest in the Company;
•	Affect any shareholder's proportionate voting power;
•	Substantially affect the voting rights or other privileges of any shareholder (unless the shareholder holds fewer than twenty-five shares of our common stock).

Q: How will the reverse stock split affect the market capitalization of the Company?
A: The mechanics of the reverse stock split will have no effect on our market capitalization. It is impossible to predict the performance of the stock price after the reverse stock split, however, and changes in the price due to trading would, of course affect the market capitalization.

Q: What are the risks associated with implementing a reverse stock split?
A: Our Board took into consideration a number of negative factors associated with reverse stock splits, including: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse split levels; the fact that having a greater number of outstanding shares aids employee retention and recruitment by allowing a company to offer option grants for a larger absolute number of shares; and the costs associated with implementing the reverse stock split. The Board, however, determined that these negative factors were outweighed by the intended benefits described above.

Q: When will the reverse stock split take place?
A: The reverse stock split will become effective on the date the Amended and Restated Articles of Incorporation effecting the reverse stock split is filed with the Delaware Secretary of State.

Q: Who will the reverse stock split affect?
A: The reverse split will affect our shareholders of record as of July 9, 2007.

Q: How will fractional shares be addressed?
A: We will not issue fractional shares in connection with the reverse stock split. Any stockholder who otherwise would be entitled to receive fractional shares because the number of shares of Common Stock they hold is not evenly divisible by the reverse stock split ratio will have their shares rounded up to the nearest whole share.

Q: Will I owe taxes because of the reverse split?
A: First, please understand that we do not provide tax advice and the response below needs to be read with that in mind. Second, please remember that individual circumstances vary, and therefore, we recommend that anyone who has a question about income taxes (federal, state, local or foreign), consult a tax professional.

In general, we believe that the reverse stock split is not a taxable transaction.  Additionally, we believe that the Company will not recognize any gain or loss as a result of the reverse stock split.

Again, because individual circumstances may vary, we recommend you consult a tax professional.

Q: Why did the Board choose 1-for-25?
A: Our Board selected the ratio taking into account a number of factors, including the trading price and market for our common stock at the time of the reverse stock split, the prices of peer companies, and overall stock market and economic conditions.

Q: Did the Board consider any other alternatives other than the reverse stock split?
A: Yes, the board considered several alternatives including (1) an increase in the authorized shares of the Company, (2) a loan collateralized by the assets of the Company and (3) a partnership with a third party by selling an interest in the Company leases.  The Board has considered all of these items for some time and has had discussions with professionals advising them of the advantages and disadvantages of each of the above alternatives.

First, while an increase in the authorized shares of the Company could alleviate some of the existing problems the Company is facing, the board believes that this would not be in the best interest of the Company from a long-term perspective.  A greater number of shares outstanding will have a negative impact on anticipated future earnings per share of the Company and the board believes that a reverse stock split would still be required in the future.  Additionally, potential capital partners that are in discussions with the Company will not participate with an increase in the authorized shares of the Company.

Second, the Company has had discussions with potential lending parties and is not a viable candidate for a loan based upon the current condition of the Company.  Oil and gas equipment is discounted significantly by potential lenders in relation to their ability to liquidate and obtain proceeds.  Additionally, potential lenders will require the issuance of warrants to provide them with a rate of return they require and the Company has no ability to issue warrants because of the lack of unissued shares of Common Stock.  The Board believes that the Company’s ability to obtain a lender in the future will be increased with the requested reserve stock split and the ability to issue warrants.

Finally, the Company does not believe it is in the best interest of the shareholders to selling an interest in the Company leases.  The Company has had discussions with third parties and the requirements by them for the transaction are consider onerous and not acceptable.

Q: Who may be present at the Special Meeting and who may vote?
A: All holders of our common stock may attend the Special Meeting in person.

However, only holders of our common stock of record as of July 9, 2007 may cast their votes in person or by proxy at the Special Meeting.

Q: What is the vote required to approve the reverse stock split?
A: The proposal to approve the reverse stock split must receive the affirmative vote of the holders of at least a majority of the shares of our common stock issued and outstanding as of the record date. If you do not vote your shares, either in person or by proxy, it has the same effect as if you voted against the transaction.

Q: Who is soliciting my proxy?
A: The Board of Directors of the Company is soliciting your proxy.

Q: What is the recommendation of our Board of Directors regarding the proposal?
A: Our Board of Directors has determined that the reverse stock split is advisable and in the best interests of the Company and its shareholders. Our Board of Directors has unanimously approved the reverse stock split and recommends that you vote "FOR" approval of this matter at the Special Meeting.

Q: What happens if the reverse stock split is not approved by the shareholders?
A: The Board believes that if the recommended reverse stock split is not approved by the shareholders, the viability of the Company as a going concern is at significant risk.  Additionally, if shareholder approval is not received, the Board believes that the Company will have no avenue to attract the required capital it requires and shareholder value will be greatly compromised.

Q: What do I need to do now?
A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self addressed, prepaid envelope so that your shares can be represented at the Special Meeting.

Q: Can I change my vote after I have mailed my signed proxy card?
A: Yes. Just send by mail a written revocation or a later-dated, completed, and signed proxy card before the Special Meeting or simply attend the Special Meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: What if I don't send back a proxy card or vote my shares in person at the Special Meeting?
A: If you don't return your proxy card or vote your shares in person at the Special Meeting, each of those shares will be treated as a vote "AGAINST" the proposed reverse stock split.

American Energy Production, Inc.
6073 Highway 281 South
Mineral Wells, Texas 76067

August 17, 2007

Proxy Statement

Introduction

           This Proxy Statement is being furnished to the Shareholders of American Energy Production, Inc. (the “Company”), a Delaware corporation.  The Company’s Board of Directors is soliciting proxies to be voted at the 2007 Special Meeting of Shareholders (the “Special Meeting”) to be held on August 17, 2007 at the Best Western Club House Inn & Suites located at 4410 Highway 180 E, Mineral Wells, TX 76067 at 10:00 a.m., Mineral Wells time and at any adjournments thereof.  This Proxy Statement will first be mailed on or about July 13, 2007 or as soon as practicable thereafter.

           The accompanying proxy card is designed to permit each Shareholder to vote FOR, AGAINST, or ABSTAIN from voting on the proposals described in this Proxy Statement and to authorize the persons serving as proxies to vote in their discretion with respect to any other proposal properly presented at the Special Meeting.  When a Shareholder’s properly executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly.  If no specifications are made, the proxy will be voted FOR the proposals described in this Proxy Statement and at the discretion of the persons serving as proxies with respect to any other proposal properly presented at the Special Meeting.

           The Board of Directors encourages Shareholders to attend the Special Meeting personally.  Executing and returning the accompanying proxy card will not affect a Shareholder’s right to attend the Special Meeting and vote in person.  Every Shareholder entitled to a vote has the right to revoke their proxy at any time before it is voted by giving written notice of revocation to Charles Bitters, American Energy Production, Inc., PO Box 1406 Mineral Wells, TX 76058, or by executing and delivering a later-dated proxy or by attending the Special Meeting and voting in person.  No revocation notice or later-dated proxy will be effective until received by the Company at or prior to the Special Meeting.  Revocation will not affect a vote on any matters for which action has properly been taken prior to the receipt of the revocation.  Mere attendance at the Special Meeting will not, by itself, revoke the proxy.

           In addition to soliciting proxies by mail, officers and directors of the Company may solicit the return of proxies by personal interview, mail, telephone, and facsimile.  These persons will not receive additional compensation for their services, but will be reimbursed for out-of-pocket expenses.  Brokerage houses and other custodians, nominees, and fiduciaries will be requested by the Company to forward solicitation material to the beneficial owners of shares.  The Company will bear the costs of solicitation.

           The Company’s 2006 Form 10-K is enclosed for the review of all Shareholders entitled to notice of and to vote at the Special Meeting.  The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

           The Company’s principal offices are located at 6073 Highway 281 South, Mineral Wells, Texas 76067.  The Company’s mailing address is P.O. Box 1406 Mineral Wells, Texas 76068. The Company’s telephone number is (210) 410-8158.

Purpose of the Meeting

At the Special Meeting, the Shareholders will be asked to vote on the following matters:

1.	Approve a reverse stock split of the issued and outstanding shares of the Company’s Common Stock by a ratio of one-for-twenty five; and

2.	Such other and further business that may properly be presented at the Special Meeting or any adjournments thereto.

Record Date

The Company’s Board of Directors has fixed the close of business on July 9, 2007 as the record date (the “Record Date”) for determining Shareholders entitled to notice of and a vote at the Special Meeting and any adjournment thereto.

Shareholder Information

As of the close of business on the Record Date, there were issued and outstanding 494,170,082 shares of Common Stock and 3,500,000 shares of Preferred Stock, which Preferred Stock is owned solely by the President of the Company, Mr. Charles Bitters. As of the Record Date, the Company had approximately 419 record holders.

Security Ownership of Certain Beneficial Owners and
Management

As of the Record Date, there were no Shareholders who beneficially owned a 5% or greater voting interest in the Company.  As of the Record Date, officers and directors of the Company together beneficially owned less than 1% of the Company’s shares.  However, if Mr. Bitters were to convert the 3,500,000 shares of Preferred Stock to Common Stock, he would own approximately 2.71% (Pre-Split) of the Company’s shares.

The following table sets forth certain information as of July 1, 2007, regarding (i) each director, nominee and executive officer of the Company and (ii) all officers and directors as a group.  The shares shown in the table below are shares prior to the implementation of the reverse stock split.

	Shares Beneficially
Name and Address	Owned Outstanding	Percentage of Shares

Charles Bitters (3)	2,843,846	Less than 1%
President, CEO and Chairman
P.O. Box 1136
Mineral Wells, TX 76068

Larry P. Horner	-0-	-0-
Director
17210 Campbell Rd #180
Dallas, Texas 75252

John D. Powell	-0-	-0-
Director
1917 Vista Oaks Drive
Carrollton, TX 75007

Total ownership by our	2,843,846	Less than 1%
officers and directors
(three individuals)

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.

(2) Based on 494,170,082 shares of our Common Stock issued and outstanding as of June 1, 2007.

(3) Includes 137,846 held directly in the name of Charles Bitters and 2,706,000 held in street name.  The ownership amounts were obtained from Section 16 reports filed with the SEC.

Voting Information

General Information

Each share of Common Stock is entitled to a single vote.  Though the Preferred Stock is entitled, by its terms, to elect two directors, Mr. Bitters, as the sole holder of the Preferred Stock, has declined to exercise that entitlement.  Therefore, the Common Stock is the only class of securities of the Company entitled to vote at the Special Meeting.  A Shareholder is entitled to vote all shares of Common Stock held of record as of the Record Date, in person or by proxy, at the Special Meeting.  All votes will be tabulated by the inspector of election appointed for the Special Meeting.

Quorum

The presence, in person or by proxy, of the holders of no less than one-third of the Common Stock outstanding constitutes a quorum for the Special Meeting.  Shares that are voted FOR, AGAINST, or ABSTAIN are treated as being present at the Special Meeting for purposes of determining the presence of a quorum and are also treated as shares “represented and voting” at the Special Meeting (the “Votes Cast”) with respect to such matters.

Broker non-votes and abstentions will be counted for purposes of determining the presence of a quorum, but will not be voted FOR or AGAINST a proposal.  Accordingly, abstentions and broker non-votes effectively will be a vote against any proposal where the required vote is a percentage of the shares present or outstanding.  Broker non-votes and abstentions will not be counted as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal.

Adjournments

           If a quorum is not present at the Special Meeting or, although a quorum is present, an insufficient number of votes in favor of any of the proposals described in this proxy are received by the date of the Special Meeting, the persons named as proxies may vote for one or more adjournments of the Special Meeting.  No notice, other than an announcement at the Special Meeting, is required for an adjournment. Further solicitations of proxies with respect to these proposals may be made.  Broker non-votes and abstentions will not be voted for any adjournments.

Vote Required

           Approval of a reverse stock split of the issued and outstanding shares of the Company’s Common Stock by a ratio of one-for-twenty five requires a plurality of the votes cast.

Proposal One

APPROVAL OF A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK BY A RATIO OF ONE-FOR-TWENTY FIVE

At a meeting held on May 16, 2007, our Board reviewed our current business and financial performance, the recent trading range of our Common Stock and our inability to obtain additional capital from the investment community with 494,170,082 shares of Common Stock issued and outstanding and 500,000,000 shares of Common Stock authorized. As a result, the Board determined that a reverse stock split was desirable and in the best interest of the Company.

                Our Board believes that we have an insufficient number of unissued shares to allow for capital to be obtained from the investment community and to allow for subsequent growth.  Additionally, our Board believes that the current market price of our Common Stock may impair its acceptability to many investors, including institutional investors, professional investors and other members of the investing public and that the reverse stock split will encourage greater interest in our Common Stock by the investment community.  Many institutional and other investors look upon a company that has a significant number of issued and outstanding shares and has stock trading at extremely low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks.  Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks.  If effected, the reverse stock split would reduce the number of outstanding shares of Common Stock, and our Board believes that the reverse stock split would increase the attractiveness of the Common Stock to the investment community and possibly promote greater liquidity for our existing stockholders.

The Board also believes that potential executives and other employees may be less likely to consider working for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per-share market price of our Common Stock (of which there can be no assurance), the Board believes this increase could enhance our Company’s ability to attract and retain key executives and other employees. The reduction in the number of issued and outstanding shares is expected to increase the bid price of our Common Stock, although there can be no assurance that the price will increase in inverse proportion to the exchange ratio for the Reverse Stock Split.

Our Board took into consideration a number of negative factors associated with reverse stock splits, including: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse split levels; the fact that having a greater number of outstanding shares aids employee retention and recruitment by allowing a company to offer option grants for a larger absolute number of shares; and the costs associated with implementing the reverse stock split. The Board, however, determined that these negative factors were outweighed by the intended benefits described above.

There can be no assurance that the reverse stock split will result in the benefits described above. Specifically, there can be no assurance that the market price of our Common Stock immediately after the effective date of the proposed reverse stock split would be maintained for any period of time or that such market price would increase in proportion to the reverse stock split ratio. There can also be no assurance that the reverse stock split will not further adversely impact the market price of our Common Stock. In addition, it is possible that the liquidity of our Common Stock will be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Implementation and Effects of the Reverse Stock Split

If the stockholders approve the reverse stock split at the Meeting and the reverse stock split is implemented, our Articles of Incorporation will be amended by filing Amended and Restated Articles of Incorporation with the Delaware Secretary of State in accordance with General Corporation Law of the State of Delaware. As a result of the reverse stock split, shares of Common Stock (including treasury stock) outstanding on the effective date of the reverse stock split (the “Old Common Stock”) will be automatically reduced to a certain number of shares of Common Stock (the “New Common Stock”).

We will not issue fractional shares in connection with the reverse stock split. Any stockholder who otherwise would be entitled to receive fractional shares because the number of shares of Common Stock they hold is not evenly divisible by the reverse stock split ratio will have their shares rounded up to the nearest whole share.

The Old Common Stock is currently registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the status of our Common Stock under the Exchange Act or the quotation of our common stock on the NASD Over-the-Counter Bulletin Board system. Following the reverse stock split, our Common Stock will continue to be registered under the Exchange Act and will continue to be quoted on the NASD Over-the-Counter Bulletin Board system.

The rights and privileges of the holders of shares of Common Stock will be unaffected by the reverse stock split. The reverse stock split will not affect proportionate voting rights and other rights of holders of our Common Stock, other than as a result of the elimination of fractional shares. For example, a holder of 2% of the voting power of the outstanding shares of Old Common Stock immediately prior to the effective date of the reverse stock split will continue to hold 2% of the voting power of the outstanding shares of New Common Stock after the reverse stock split.

The reverse stock split also will affect the presentation of stockholders’ equity on our balance sheet. Because the par value of our Common Stock will remain at $0.001 per share following the reverse stock split, the shares of our Common Stock are not changing as a result of the implementation of the reverse stock split, our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our Common Stock, will be increased by a number equal to the decrease in stated capital. The market price of our Common Stock also will be based on our performance and other factors, many of which are unrelated to the number of outstanding shares of our Common Stock. If the reverse stock split is implemented and the market price of our Common Stock later declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

As of the Record Date, we had 494,170,082 of Common Stock issued and outstanding. If the one-for-twenty five reverse stock split is approved, we would have approximately 19,766,803 shares of Common Stock issued and outstanding immediately following the stock split.  We anticipate that the actual number of shares outstanding after the reverse split will be slightly more than the number determined by dividing the number of outstanding shares prior to the reverse split by the reverse split ratio due to the rounding up of fractional shares to the nearest whole number share.

The following table illustrates the effects of a one-for-twenty five reverse stock split, without giving effect to any adjustments for fractional shares or the assumption of a conversion of the Preferred Stock, on our authorized and outstanding shares of our Common Stock:

	Number of Shares as of record date
	Prior to Reverse Stock Split	After 1-for-25 Reverse Stock Split
Authorized Shares of Common Stock	500,000,000	500,000,000
Outstanding Shares of Common Stock	494,170,082	19,766,803
Shares of Common Stock Available for Issuance	5,829,918	480,233,197

As discussed previously, Mr. Bitters holds 3,500,000 shares of Preferred Stock and has the option to convert into 10,500,000 shares of our Common Stock and the Preferred Stock conversion rate is not subject to the one-for-twenty five reverse split.  As a result, if Mr. Bitters were to convert his Preferred Stock to Common Stock, the total outstanding shares of our Common Stock after the one-for-twenty five reverse split would be 30,266,803 and Mr. Bitters ownership would represent approximately 35% of the total Common Stock outstanding.

If approved, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of New Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The reverse stock split will become effective on the date the Amended and Restated Articles of Incorporation effecting the reverse stock split is filed with the Delaware Secretary of State.  Under Delaware law, stockholders are not entitled to dissenter’s rights with respect to the reverse stock split.

Potential Anti-Takeover Effect

We have 500,000,000 shares of Common Stock and 5,000,000 shares of preferred Stock authorized and these authorized shares of our Common Stock and Preferred Stock will not be affected as a result of the reverse stock split.  Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

Exchange of Stock Certificates Following Implementation of the Reverse Stock Split

If the reverse stock split is approved, stockholders will be required to exchange their stock certificates representing Old Common Stock for new certificates representing New Common Stock. Stockholders of record on the effective date of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by our transfer agent.  As soon as practicable after the effective date, the transfer agent will send a letter of transmittal to each stockholder advising of the procedure for surrendering certificates representing shares of Old Common Stock in exchange for new certificates representing ownership of New Common Stock.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any certificate which represents shares of Old Common Stock, together with a duly executed letter of transmittal and any other documents or fees the transfer agent may require you to provide, the transfer agent shall deliver to the person in whose name the certificate for Old Common Stock had been issued, certificates registered in the name of such person representing the appropriate number of shares of New Common Stock.  Each certificate representing shares of New Common Stock will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Old Common Stock held prior to the reverse stock split.

Any certificate held by you prior to the reverse stock split which represented shares of Old Common Stock shall be deemed at and after the effective date of the reverse stock split to represent the number of full shares of New Common Stock.  Until you have surrendered your stock certificates for exchange, you will not be entitled to receive any dividends or other distributions that may be declared and payable by us to holders of record of Common Stock.

If your certificate for Old Common Stock has been lost, destroyed or stolen, you will be entitled to receive a certificate representing the shares of New Common Stock into which your shares of Old Common Stock are to be converted upon compliance with our and the transfer agent’s procedures for issuing replacement certificates when original certificates are lost, stolen or destroyed.

Federal Income Tax Consequences

The following description of the material United States federal income tax consequences of the reverse stock split is based upon the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this proxy statement.  Changes to these laws could alter the tax consequences described below, possibly with retroactive effect.  We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split.  This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (for example, non-resident aliens, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, we believe that because the reverse stock split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, a stockholder who receives solely New Common Stock will not recognize gain or loss on the exchange.  In the aggregate, such a stockholder’s basis in the New Common Stock will equal the stockholder’s basis in the Old Common Stock. We will not recognize any gain or loss as a result of the reverse stock split.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the reverse stock split. The Board recommends a vote for the proposal to approve the reverse stock split.

ADDITIONAL INFORMATION
 Other Business

The Company knows of no business to be presented at the Special Meeting other than the matters set forth in this Proxy Statement, but should any other matter requiring the vote of Shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Company.

Shareholder Communications

           Shareholder communications to the Board of Directors may be sent to the Company’s mailing address at P.O. Box 1406, Mineral Wells, Texas 76068.

AMERICAN ENERGY PRODUCTION, INC.
PROXY - SPECIAL MEETING OF SHAREHOLDERS
August 17, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Larry P. Horner as Proxy, with the power to appoint and substitute, and hereby authorizes him to represent and to vote, as designated below, all of the shares of Common Stock, $.001 par value per share, of American Energy Production, Inc. held of record by the undersigned on July 9, 2007, at the Special Meeting of Shareholders to be held on August 17, 2007, or any adjournment thereof.

1.	Approval of the one-for-twenty five Reverse Stock Split as described in the accompanying Proxy Statement.
⁭	⁭	⁭
FOR	AGAINST	ABSTAIN
IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR THE PROPOSAL.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please sign, date and return the proxy card promptly using the enclosed postage-paid envelope. This proxy when properly executed will be voted in the manner directed on the face hereof. If no direction is made, this proxy will be voted FOR the one-for-twenty five reverse stock split.

________________________________ Signature of Shareholder	______________Date
________________________________ Signature of Shareholder	______________Date

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, WHO UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL.